For further information, please contact:
----------------------------------------
Glenn L. Purple
Vice President-Finance
Tel: (860) 677-2603
                                                           FOR IMMEDIATE RELEASE

                                EDAC TECHNOLOGIES REPORTS SECOND QUARTER RESULTS


FARMINGTON, Conn., August 2, 2005 - EDAC Technologies Corporation (OTC Bulletin
Board: EDAC.OB), a designer and manufacturer of tools, fixtures, jet engine components, injection molds and spindles, today reported results for the second quarter of 2005.

Sales for the second quarter of 2005 were $8,899,000 and net income was $1,316,000 or $0.27 per diluted share, versus sales of $8,767,000 and net income of $264,000 or $0.06 per diluted share for the second quarter of 2004. The second quarter of 2005 included an income tax benefit of $787,000.

For the six months ended July 2, 2005, sales were $16,916,000 and net income was $2,278,000 or $0.48 per diluted share versus sales of $16,073,000 and net income of $553,000 or $0.12 per diluted share for the six months ended July 3, 2004. The six months ended July 3, 2004 benefited from debt forgiveness of $250,000. The six months ended July 2, 2005 included an income tax benefit of $526,000 and debt forgiveness of $750,000.

Commenting on the second quarter, Dominick A. Pagano, President and Chief Executive Officer, said, "We are very pleased with the second quarter's results. Operating profit of $690,000 for the quarter exceeded the operating profit for any quarter over the past three and 1/2 years. Sales backlog increased by $3.4 million to $21.7 million since the start of the fiscal year. We have taken delivery of $1.0 million of new machinery and equipment and expect to invest another $1.0 million in additional machinery over the next six months to increase our production requirements and capacity. Net worth as reported on our balance sheet has increased by $11,920,000 to $7,519,000 at July 2, 2005 from a deficit of ($4,401,000) at the end of 2002. We will continue to pursue opportunities that we believe will strengthen EDAC for the long term."


ABOUT EDAC TECHNOLOGIES CORPORATION
-----------------------------------
EDAC Technologies Corporation is a diversified manufacturing company primarily offering (i) design and manufacturing services for the aerospace industry in such areas as jet engine parts, special tooling, equipment, gauges and components used in the manufacture, assembly and inspection of jet engines (ii) high-precision fixtures, gauges, dies and molds and (iii) the design, manufacture and repair of precision spindles, which are an integral part of numerous machine tools found in virtually every manufacturing environment.

Cautionary Statement Regarding Forward Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as "plans," seeks," "projects," "expects," "believes," "may," "anticipates," "estimates," "should," and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company's products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company's competitors; and the Company's ability to enter into satisfactory financing arrangements. These and other factors are described in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.



EDAC TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                                For the three months ended                    For the six months ended
                                             --------------------------------             -------------------------------
                                              July 2,                 July 3,              July 2,              July 3,
                                               2005                    2004                  2005                 2004
                                             ----------            -----------            -----------         -----------

Sales                                        $8,899,338            $8,766,891             $16,915,512         $16,073,384
Cost of sales                                 7,363,611             7,697,022              14,032,503          14,159,015
                                             ----------            -----------            -----------         -----------

  Gross profit                                1,535,727             1,069,869              2,883,009            1,914,369

Selling, general and
 administrative expenses                        845,891               634,617               1,572,782           1,272,286
                                             ----------            -----------            -----------         -----------

  Income from operations                        689,836               435,252               1,310,227             642,083

Non-operating income
   (expense):
  Gain on debt forgiveness                         -                    -                     750,000             250,000
  Interest expense                             (161,056)             (163,221)                (321,391)          (322,314)
  Other                                        -                        -                      13,646               -
                                             ----------            -----------            -----------         -----------

  Income before
    income taxes                                528,780               272,031               1,752,482             569,769

Provision for income taxes                     (787,000)                8,000                 (526,000)            17,000
                                             ----------            -----------            -----------         -----------

  Net income                               $  1,315,780              $264,031             $ 2,278,482            $552,769
                                           ============            ==========             ===========          ==========



Income per common share data:

  Basic                                           $0.29                 $0.06                   $0.51               $0.12
                                                  =====                 =====                   =====               =====
  Diluted                                         $0.27                 $0.06                   $0.48               $0.12
                                                  =====                 =====                   =====               =====


Weighted average shares outstanding:
            Basic                             4,494,870             4,444,438               4,477,037           4,444,438
            Diluted                           4,791,243             4,633,146               4,745,207           4,625,185



EDAC TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                     (Unaudited)                  (Audited)
                                                                       July 2,                    January 1,
                                                                         2005                        2005
                                                                 ---------------------       ---------------------
                                                     ASSETS
                                                     ------
CURRENT ASSETS:
    Cash                                                                 $    801,564                $    549,198
    Accounts receivable, net                                                6,081,697                   6,573,114
    Inventories, net                                                        4,895,430                   4,454,937
    Prepaid expenses and other current  assets                                338,319                      57,290
    Refundable income taxes                                                     -                         330,869
    Deferred income taxes                                                     469,135                     733,583
                                                                 ---------------------       ---------------------
                                            Total current assets           12,586,145                  12,698,991
                                                                 ---------------------       ---------------------

PROPERTY, PLANT AND EQUIPMENT                                              26,686,378                  25,877,359
    Less: accumulated depreciation                                         18,085,269                  17,297,856
                                                                 ---------------------       ---------------------
                                                                            8,601,109                   8,579,503
                                                                 ---------------------       ---------------------
OTHER ASSETS:
    Deferred income taxes                                                   1,930,865                     766,417
    Other                                                                     125,918                     102,183
                                                                 ---------------------       ---------------------
TOTAL ASSETS                                                            $  23,244,037               $  22,147,094
                                                                 =====================       =====================

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                      ------------------------------------
CURRENT LIABILITIES:
    Revolving line of credit                                            $      -                     $    580,555
    Current portion of long-term debt                                       1,213,729                   1,030,282
    Trade accounts payable                                                  3,340,577                   3,249,892
    Employee compensation and amounts withheld                              1,271,160                   1,228,975
    Accrued expenses                                                          775,552                     502,450
    Customer advances                                                         164,052                     363,745
                                                                 ---------------------       ---------------------
                                       Total current liabilities            6,765,070                   6,955,899
                                                                 ---------------------       ---------------------

LONG-TERM DEBT, less current portion                                        7,536,692                   8,564,927
                                                                 ---------------------       ---------------------

OTHER LONG-TERM LIABILITIES                                                 1,423,054                   1,423,054
                                                                 ---------------------       ---------------------

SHAREHOLDERS' EQUITY:
    Common stock                                                               11,257                      11,111
    Additional paid-in capital                                              9,414,722                   9,377,508
    Accumulated deficit                                                       (3,562)                 (2,282,044)
    Accumulated other comprehensive loss                                  (1,903,196)                 (1,903,196)
    Treasury stock                                                             -                            (165)
                                                                 ---------------------       ---------------------
                                      Total shareholders' equity            7,519,221                   5,203,214
                                                                 ---------------------       ---------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $  23,244,037               $  22,147,094

                                                                 =====================       =====================


                                       ###